                                                                                                    Exhibit 99.2

BODET & HORST USA LP

Financial Statements for the
Years Ended June 30, 2007 and 2006 and
Independent Auditors’ Report

INDEPENDENT AUDITORS’ REPORT

Bodet & Horst USA LP:

We have audited the accompanying balance sheets of Bodet & Horst USA LP as of June 30, 2007 and 2006, and the related statements of operations and members' deficit and of cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bodet & Horst USA LP as of June 30, 2007 and 2006, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles in the United States of America.

As discussed in Note 5 to the financial statements, the Company received additional funds from its parent.  This fact was made known to us subsequent to the issuance of the financial statements.  The financial statements have been restated to reflect this change.

\s\ Greer & Walker

November 27, 2007

BODET & HORST USA LP

BALANCE SHEETS
JUNE 30, 2007 AND 2006

		(Restated)
ASSETS	2007	2006

CURRENT ASSETS:
Cash	$37,303	$139,338
Accounts receivable:
Trade	973,618	1,273,123
Related party	2,966,586	253,977
Other	4,560	2,571
Prepaid expenses	3,501	17,137
Inventory	1,718,654	758,216
Total current assets	5,704,222	2,444,362

PROPERTY:
Machinery equipment	3,281,025	2,072,827
Computers and software	34,947	11,401
Vehicles	23,203	9,000
Leasehold improvements	74,434	40,984
Total	3,413,609	2,134,212
Less accumulated depreciation and amortization	863,680	403,672
Property, net	2,549,929	1,730,540

TOTAL	$8,254,151	$4,174,902

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Current portion of long-term debt	$69,186
Accounts payable:
Trade	2,228,685	$1,333,987
Related party	2,678,198	1,432,853
Note payable to related party	2,134,818	1,898,347
Accrued expenses	448,826	33,948
Total current liabilities	7,559,713	4,699,135

LONG-TERM DEBT	213,362

MEMBERS' EQUITY (DEFICIT)	481,076	(524,233)

TOTAL	$8,254,151	$4,174,902

See notes to financial statements.

BODET & HORST USA LP

STATEMENTS OF OPERATIONS AND MEMBERS' EQUITY (DEFICIT)
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

		(Restated)
	2007	2006

NET SALES	$20,408,379	$7,403,422

COST OF SALES	16,838,377	6,436,772

GROSS PROFIT	3,570,002	966,650

OPERATING EXPENSES	800,842	774,978

INCOME FROM OPERATIONS	2,769,160	191,672

OTHER INCOME (EXPENSE):
Interest expense	(122,014)	(94,271)
Management fees	(620,584)	(221,309)
Other	(493,869)	35,560
Total	(1,236,467)	(280,020)

NET INCOME (LOSS)	1,532,693	(88,348)

MEMBER DISTRIBUTION	(527,384)	(240,000)

MEMBERS' DEFICIT, BEGINNING OF YEAR
AS PREVIOUSLY REPORTED	(524,233)	(151,183)

PRIOR PERIOD ADJUSTMENT		(44,702)

MEMBERS' DEFICIT, BEGINNING OF YEAR
AS RESTATED	(524,233)	(195,885)

MEMBERS' EQUITY (DEFICIT), END OF YEAR	$481,076	$(524,233)

See notes to financial statements.

BODET & HORST USA LP

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

		(Restated)
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,532,693	$(88,348)
Adjustments to reconcile net income/loss to net cash
from operating activities:
Depreciation and amortization	463,985	294,980
Gain on disposal of property	(1,801)
Changes in operating assets and liabilities:
Accounts receivable	(2,415,093)	(1,073,801)
Prepaid expenses	13,636	(17,137)
Inventory	(960,438)	(428,648)
Accounts payable	2,140,043	2,197,509
Other liabilities	414,878	29,955
Net cash provided by operating activities	1,187,903	914,510

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property	7,801
Purchases of property	(1,289,374)	(978,868)
Net cash applied to investing activities	(1,281,573)	(978,868)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	536,471
Principle payments on long-term debt	(17,452)
Proceeds from related party		100,000
Distributions to member	(527,384)	(240,000)
Net cash applied to financing activities	(8,365)	(140,000)

NET DECREASE IN CASH	(102,035)	(204,358)

CASH BALANCE, BEGINNING OF YEAR	139,338	343,696

CASH BALANCE, END OF YEAR	$37,303	$139,338

See notes to financial statements.

BODET & HORST USA LP

NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED JUNE 30, 2007 AND 2006

1.        SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

Operations - Bodet & Horst USA LP, the (“Company”), is engaged in the manufacture and sale of knitted mattress covers.

Use of Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets, liabilities and disclosures.  Accordingly, the actual amounts could differ from those estimates.  Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.

Cash - The Company maintains cash deposits with financial institutions that at times may exceed federally insured limits.  As of June 30, 2007 and 2006, cash deposits, not including uncleared transactions, exceeded federally insured limits by $597,728 and $39,137, respectively.

Accounts Receivable - The Company extends credit to its customers.  By their nature, accounts receivable involve risk, including the credit risk of nonpayment by the customer.  Receivables are considered past due based on contractual and invoice terms.  Accounts deemed uncollectible are charged directly to bad debt expense.  As of June 30, 2007 and 2006, all remaining accounts receivable were considered collectible by the Company’s management.  Accordingly, no allowance has been provided in the accompanying financial statements.

Inventory - Inventory is stated at the lower of cost or market, cost being determined on the first-in, first-out (FIFO) basis.

Property - Property is recorded at cost.  Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets.

Income Taxes - For income tax purposes, the Company is considered to be a partnership.  No provision for federal or state income taxes has been made in the accompanying financial statements since the members include their allocable share of Company income or losses in their respective income tax returns.  Temporary differences exist between income or loss recognized for financial reporting and income tax purposes.  Such differences primarily relate to depreciation and amortization.

Advertising and Marketing Expense - The Company expenses the cost of advertising and marketing as incurred.  Advertising expense incurred during the years ended June 30, 2007 and 2006 was $32,553 and $142, respectively.

Shipping and Handling Costs - The Company includes shipping and handling costs in cost of sales, as incurred.  Shipping and handling costs totaled $782,975 and $377,544 for the years ended June 30, 2007 and 2006, respectively.

2.        LEASES

The Company leases its offices and warehouse facilities under an agreement classified as an operating lease. Rent expense under this lease totaled $190,566 for the years ended June 30, 2007 and 2006.

Future minimum rental payments required under the above operating lease as of June 30, 2007 are $152,452 for the years ending June 30, 2008, 2009 and 2010.

3.        INVENTORY

Inventory as of June 30, 2007 and 2006 consisted of the following:

	2007	2006

Raw materials	$1,167,342	$480,596
Finished goods	551,312	277,620

Total	$1,718,654	$758,216

4.        LONG-TERM DEBT

Long-term debt as of June 30, 2007 and 2006 was as follows:

	2007	2006

Note payable to a bank, collateralized by certain of the Company’s equipment, due in monthly installments of $7,324, including interest at LIBOR (5.32% as of June 30, 2007) plus 2.0% through March 2011	$282,548	$-

Total	282,548	-
Less current portion	69,186	-

Long-term portion	$213,362	$-

Schedule maturities on the above obligations as of June 30, 2007 were as follows:

Year ending June 30:

2008	$69,186
2009	74,550
2010	80,275
2011	58,537

Total	$282,548

5.        RELATED PARTY TRANSACTIONS

The Company purchased its yarn inventory from its parent company during the years ended June 30, 2007 and 2006.  Included in accounts payable as of June 30, 2007 and 2006 was $2,678,198 and $1,432,853, respectively, owed to the parent company for inventory purchases and other charges.

The Company has a note payable to its parent company in the amount of $530,000.  Interest on this note accrues at 5.00%.

The Company has a note payable to its parent company in the amount of $236,471.  Interest on this note accrues at 4.0%.  No repayment terms have been determined as of the date of this report.

The Company purchased significant machinery and equipment from its parent company during the year ended June 30, 2005.  The parent company has financed the property sales via a note payable in the amount of $1,368,347 bearing interest at 3.13%.  No repayment terms have been determined as of the date of this report.

6.        CONCENTRATIONS

Sales to two and one major customers accounted for approximately 99% and 96% of sales for the years ended June 30, 2007 and 2006, respectively.  As of June 30, 2007 and 2006, receivables outstanding from these customers totaled $2,929,876 and $1,108,855, respectively.

7.        CASH FLOW INFORMATION

Supplemental cash flow information for the years ended June 30, 2007 and 2006 was as follows:

	2007	2006

Cash paid for interest	$12,558	$4,520

8.        PRIOR PERIOD ADJUSTMENT

The June 30, 2006 financial statements were previously issued without a provision for management fees payable to the Company’s parent.  Accordingly, the accompanying 2006 financial statements have been retroactively restated.  The effect of the restatement increased member’s deficit by $266,011 and $44,702 as of June 30, 2006 and 2005, respectively.  Additionally, net income for 2006 was reduced by $221,309, resulting in a net loss for 2006, and amounts payable to the Company’s parent increased by $266,011 as of June 30, 2006.